                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        North Fork Bancorporation, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                               [NORTH FORK LOGO]

                                                                  March 30, 2001

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of North Fork Bancorporation, Inc., to be held at the Wyndham Windwatch Hotel, 1717 Vanderbilt Motor Parkway, Hauppauge, New York 11788, at 10 a.m. on Tuesday, May 1, 2001.

     There are two matters scheduled to be acted upon at the meeting:

     - The election of four directors to Class 2 of the Board of Directors; and

     - The approval of the Annual Incentive Compensation Plan, as amended, to ensure that amounts payable to top executives thereunder will continue to be tax deductible to the company.

     The Board of Directors believes that the election of the nominees listed in the attached proxy statement and the approval of the Annual Incentive Compensation Plan are in the best interests of the company and its stockholders and unanimously recommends a vote "FOR" the nominees and the Annual Incentive Compensation Plan.

     Whether or not you plan to attend in person, it is important that your shares are represented at the meeting. Accordingly, you are requested to promptly complete, sign, date and mail the enclosed proxy in the postage prepaid envelope provided. Please be sure to mark the appropriate box if you do plan to attend. Alternatively, you may vote your shares by using a toll-free telephone number or the Internet. Instructions on how to vote your shares by telephone or via the Internet are set forth on the proxy card enclosed with this proxy statement.

     Thank you for your consideration and continued support.

Sincerely,

/s/ JOHN ADAM KANAS
JOHN ADAM KANAS
Chairman of the Board, President
and Chief Executive Officer
         275 BROADHOLLOW ROAD, MELVILLE, NEW YORK 11747 (631) 844-1000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 1, 2001

To the Stockholders of
North Fork Bancorporation, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of North Fork Bancorporation, Inc., a Delaware corporation ("North Fork"), will be held at the Wyndham Windwatch Hotel, 1717 Vanderbilt Motor Parkway, Hauppauge, New York 11788, on Tuesday, May 1, 2001, at 10 a.m. for the purpose of considering and voting upon the following items:

          1. The election of four directors to Class 2 of North Fork's Board of Directors, each to hold office for a term of three years, and until their successors have been duly elected and qualified;

          2. The approval of North Fork's Annual Incentive Compensation Plan, as amended, to ensure that amounts payable to top executives thereunder will continue to be tax deductible to North Fork; and

          3. Any other business which may properly be brought before the meeting.

     In accordance with Delaware law and the By-laws of the company, a list of the holders of North Fork common stock entitled to vote at the meeting will be available for examination by any stockholder, for any purpose germane to the meeting, at the branch of North Fork Bank located at 99 Smithtown Bypass, Hauppauge, New York, for ten days prior to the meeting, between the hours of 9:00 a.m. and 3:00 p.m., and at the meeting during the entire time thereof.

March 30, 2001

                                         By Order of the Board of Directors

                                                   /s/ Aurelie S. Graf

                                                     AURELIE S. GRAF
                                         Vice President and Corporate Secretary

YOU ARE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON OR NOT. ALTERNATIVELY, YOU MAY VOTE YOUR SHARES BY CALLING THE TOLL-FREE NUMBER ON THE PROXY CARD OR VIA THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. YOU MAY REVOKE YOUR PROXY PRIOR TO THE MEETING, OR IN PERSON IF YOU ATTEND THE MEETING, IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD.

                        NORTH FORK BANCORPORATION, INC.
                              275 BROADHOLLOW ROAD
                            MELVILLE, NEW YORK 11747

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 1, 2001

     This proxy statement is being furnished in connection with the solicitation by the Board of Directors of North Fork Bancorporation, Inc. ("North Fork") of proxies to be voted at the Annual Meeting of Stockholders to be held at 10 a.m. on Tuesday, May 1, 2001, at the Wyndham Windwatch Hotel, 1717 Vanderbilt Motor Parkway, Hauppauge, New York 11788, and at any adjournment thereof. This proxy statement and the enclosed form of proxy are first being sent to stockholders on or about March 30, 2001.

                           GENERAL VOTING INFORMATION

1.  WHO IS ENTITLED TO VOTE?

     Each stockholder of record as of the close of business on the record date for the meeting, March 5, 2001, is entitled to vote at the meeting. On the record date, we had 162,076,555 shares of common stock, par value $0.01 per share, issued and outstanding. Each issued and outstanding share of common stock will be entitled to one vote on each matter to be voted on at the meeting and can be voted only if the record owner is present at the meeting to vote or is represented at the meeting by proxy.

2.  HOW DO I SUBMIT MY PROXY?

     If you are entitled to vote and wish to submit a proxy to vote at the meeting, you may do so in any of the following manners: (i) by telephone using the toll-free number listed on the proxy card, (ii) electronically, using the Internet at the web site listed on the proxy card, or (iii) by returning the enclosed proxy card by mail. Additional telephone and Internet voting information and instructions are provided on the enclosed proxy card. You should provide all required information when voting via telephone or the Internet, including the control numbers located on the proxy card, which are used to authenticate your identity and properly record your voting instructions. We have been advised by counsel that these voting procedures, which have been made available through First Chicago Trust Company, are consistent with applicable legal requirements.

     If your shares are held by a broker or bank, you must follow the voting instructions on the form you receive from your broker or bank. Your broker or bank may or may not allow voting via telephone or Internet.

     The deadline for submission of proxies by telephone or Internet is 12:00 midnight Eastern Daylight Time on Monday, April 30, 2001 (the day prior to the meeting date).

3.  HOW ARE PROXIES BEING SOLICITED?

     Proxies are being solicited by mail. They may also be solicited by our directors, officers and other employees. Those individuals may solicit proxies personally or by telephone or telegraph, but they will not receive any additional compensation for their services. In addition, we have arranged with brokerage houses and other custodians, nominees and fiduciaries to send this proxy statement and form of proxy to their principals, and will reimburse them for out-of-pocket expenses incurred in forwarding the materials. Also, we have retained D.F. King & Co., Inc. to assist with soliciting proxies, at an estimated cost of $8,000, plus reimbursement for reasonable out-of-pocket expenses. We will pay all expenses of solicitation.

4.  CAN I CHANGE MY VOTE AFTER SUBMITTING THE PROXY CARD?

     Yes. If you submit your proxy pursuant to the instructions above, and later decide that you wish to change or revoke your proxy, you may do so at any time prior to its exercise at the meeting. For example, if you submit a proxy with a vote for or against a particular issue to be voted on at the meeting, you may change your proxy prior to the time the vote takes place at the meeting. To change your proxy, you must do one of the following: (i) submit a written revocation prior to the meeting to Ms. Aurelie S. Graf, Vice President and Corporate Secretary, North Fork Bancorporation, Inc., 275 Broadhollow Road, Melville, New York 11747, (ii) submit another proxy by telephone, via the Internet or by mail that is dated later than the original proxy, or (iii) attend the meeting and vote the shares of stock in person.

5.  WHAT CONSTITUTES A QUORUM AT THE MEETING AND HOW ARE VOTES COUNTED?

     In order to conduct business at the meeting, a quorum must be present. A majority (more than 50%) of the outstanding shares of our common stock, present in person or represented by proxy, will constitute a quorum at the meeting, as required by applicable state law as well as our Certificate of Incorporation and By-laws. Shares represented by proxies or ballots marked "WITHHOLD" on Item 1, Election of Directors, or "ABSTAIN" on Item 2, Approval of the Annual Incentive Compensation Plan, will be treated as shares present or represented at the meeting for purposes of determining a quorum.

     Shares represented by proxies or ballots marked "WITHHOLD" on Item 1, Election of Directors, will not have any direct effect on the election of directors or result in the defeat of any of the Board's nominees, as there are no other nominees for any of the open Board seats.

     Shares represented by proxies or ballots marked "ABSTAIN" on Item 2, Approval of the Annual Incentive Compensation Plan, will be treated as shares entitled to vote on Item 2. Thus, because Item 2 requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting, a vote to "ABSTAIN" on Item 2 will be the equivalent of a vote "AGAINST" Item 2.

     Shares held in "street name" by brokers (meaning shares held in the name of brokers or their nominees but actually owned by the brokers' customers) must be voted by the broker in accordance with your instructions. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called "broker non-votes") will be deemed present or represented at the meeting for purposes of a quorum. However, broker non-votes will not be deemed entitled to vote for purposes of voting on any particular matter and therefore will not affect the outcome of any matter to be voted on at the meeting.

6.  HOW MANY VOTES ARE REQUIRED FOR THE ELECTION OF DIRECTORS?

     The affirmative vote of a plurality of the shares present in person or represented at the meeting and entitled to vote on Item 1, Election of Directors, is required for the election of directors. A "plurality" means receiving a higher number of votes than any other candidate. In other words, the nominees receiving the most "FOR" votes will be elected director.

     Votes on Item 1 will be counted and vote totals announced at the meeting by the inspectors of election.

7. HOW MANY VOTES ARE REQUIRED TO APPROVE THE ANNUAL INCENTIVE COMPENSATION PLAN AND WHY ARE THE STOCKHOLDERS BEING ASKED TO VOTE ON THE PLAN?

     The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting is required for approval of Item 2, the Annual Incentive Compensation Plan. Thus, the approval of the Annual Incentive Compensation Plan would require the affirmative vote of more than fifty percent (50%) of the shares present or represented at the meeting and entitled to vote, as opposed to the election of directors, which requires a mere plurality of such shares.

     The stockholders are being asked to approve the Annual Incentive Compensation Plan to ensure that all amounts paid to senior executives thereunder remain fully tax deductible. For more information, see Item 2 of this proxy statement on page 27.

     Votes on Item 2 will be counted and vote totals announced at the meeting by the inspectors of election.

8. HOW MANY VOTES ARE REQUIRED TO APPROVE ANY OTHER MATTER THAT MAY COME BEFORE THE MEETING?

     We do not know of any other matter that may be put to a vote at the meeting. If such a matter arises, however, any shares represented by proxies may be voted at the discretion of the attorneys-in-fact named in the proxies, to the extent permitted by law. Approval of any such other matter would require the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting.

CERTAIN BENEFICIAL OWNERSHIP

     We do not know of any person who beneficially owned more than 5% of North Fork's common stock as of March 15, 2001, the most recent practicable date before we printed this proxy statement. As of that date, no person had filed with the Securities and Exchange Commission as beneficially owning more than 5% of the common stock. For purposes of this disclosure, "beneficial ownership" is a defined term in the SEC's Rule 13d-3. Generally, it means the power to vote or the power to sell securities, regardless of whether the person has any economic interest in the securities.

ITEM 1.  ELECTION OF DIRECTORS AND INFORMATION WITH RESPECT TO
         DIRECTORS AND OFFICERS

     Four directors of North Fork will be elected at the meeting. Each director will serve in Class 2 of the Board of Directors and will hold office for three years (through the 2004 annual meeting) and until his successor shall have been duly elected and qualified.

     If we timely receive your properly executed proxy card and you have not revoked that proxy card prior to the meeting, we will vote your shares as you specify on your proxy card. If you do not specify how you want your shares voted on your proxy card, we will vote them for the election of all the nominees listed below.

     Each of the nominees listed below has consented to being named in this proxy statement and to serve if elected, and the Board has no reason to believe that any nominee will decline or be unable to serve, if elected. In the event any nominee is unable or unwilling to serve for any reason, it is intended that the holders of the proxies may vote for the election of such other person or persons as may be designated by the Board of Directors.

     The following information is provided with respect to each nominee for director and each current director whose term of office extends beyond the date of the meeting.

            NOMINEES FOR DIRECTOR AND DIRECTORS CONTINUING IN OFFICE

                                                                             SHARES OF
                                                                             NORTH FORK
                                                                            COMMON STOCK
                                                                            BENEFICIALLY
                                                                               OWNED
                                                                           AS OF MARCH 5,
                                                           SERVED             2001(c)
          NAME, AGE, PRINCIPAL OCCUPATION AND               AS A      ------------------------
     OTHER POSITIONS WITH NORTH FORK AND NORTH FORK       DIRECTOR       NO. OF
                       BANK(a)(b)                          SINCE         SHARES        PERCENT
     ----------------------------------------------       --------    -------------    -------
NOMINEES FOR DIRECTOR:
CLASS 2 (terms to expire in 2004):
James F. Reeve, 60......................................    1988          173,554(1)       *
  President, Harold R. Reeve & Sons, Inc.
     (general construction company)
George H. Rowsom, 65....................................    1981           28,896(2)       *
  President, S.T. Preston & Son, Inc.
     (retail marine supplies company)
Dr. Kurt R. Schmeller, 63...............................    1994           78,190          *
  Former President, Queens Borough Community College,
     CUNY
Raymond W. Terry, Jr., 70...............................    1988          114,000(3)       *
  Former Chairman and President, Southold Savings Bank

                                                                             SHARES OF
                                                                             NORTH FORK
                                                                            COMMON STOCK
                                                                            BENEFICIALLY
                                                                               OWNED
                                                                           AS OF MARCH 5,
                                                           SERVED             2001(c)
          NAME, AGE, PRINCIPAL OCCUPATION AND               AS A      ------------------------
     OTHER POSITIONS WITH NORTH FORK AND NORTH FORK       DIRECTOR       NO. OF
                       BANK(a)(b)                          SINCE         SHARES        PERCENT
     ----------------------------------------------       --------    -------------    -------
DIRECTORS CONTINUING IN OFFICE:
CLASS 3 (terms to expire in 2002):
Park T. Adikes, 69......................................    2000        1,879,607(4)    1.13%
  Former Chairman and Chief Executive Officer,
     JSB Financial, Inc.
John Bohlsen, 58........................................    1986        1,029,326(5)       *
  Vice Chairman of North Fork and North Fork Bank;
     President, The Helm Development Corp. (real estate
     company)

                                                                             SHARES OF
                                                                             NORTH FORK
                                                                            COMMON STOCK
                                                                            BENEFICIALLY
                                                                               OWNED
                                                                           AS OF MARCH 5,
                                                           SERVED             2001(c)
          NAME, AGE, PRINCIPAL OCCUPATION AND               AS A      ------------------------
     OTHER POSITIONS WITH NORTH FORK AND NORTH FORK       DIRECTOR       NO. OF
                       BANK(a)(b)                          SINCE         SHARES        PERCENT
     ----------------------------------------------       --------    -------------    -------
Daniel M. Healy, 58.....................................    2000          726,754(6)       *
  Executive Vice President and Chief Financial Officer
     of
     North Fork
CLASS 1 (terms to expire in 2003):
Irvin L. Cherashore, 65.................................    1997           31,833          *
  Director of Winchester Group, Inc.
     (money management and institutional brokerage
     company);
     Former Director, North Side Savings Bank
Allan C. Dickerson, 68..................................    1988           50,451(7)       *
  Former President, Roy H. Reeve Agency, Inc.
     (general insurance company) (1975-1994)
Lloyd A. Gerard, 69.....................................    1981          184,744(8)       *
  Antique Dealer and Auctioneer
John Adam Kanas, 54.....................................    1981        2,263,707(9)    1.36%
  Chairman, President and Chief Executive Officer of
     North Fork and North Fork Bank
Raymond A. Nielsen, 50..................................    2000          529,591(10)      *
  Former President and Chief Executive Officer,
     Reliance Bancorp, Inc.
All Directors and Executive Officers of North Fork as a
  Group.................................................                7,090,653(11)   4.27%

---------------
NOTES TO BENEFICIAL OWNERSHIP TABLE:

    * Less than one percent (1%).

  (a) Except as otherwise noted, each of the nominees for director and continuing directors has held the occupation or position listed for at least the past five years.

  (b) All persons listed as nominees for director or as continuing directors of North Fork are also directors of North Fork Bank.

  (c) Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission Rules, includes shares as to which a person directly or indirectly has or shares voting power and/or investment power (which includes the power to dispose) and all shares that the person has a right to acquire within 60 days of March 5, 2001.

  (1) Includes 55,625 shares held by Mr. Reeve's wife.

  (2) Includes 3,000 shares held by Mr. Rowsom in joint tenancy with his wife, 947 shares held by his wife, and 9,000 shares held by the S. T. Preston & Sons, Inc. Profit Sharing Trust, in which Mr. Rowsom shares voting power with two others.

  (3) Includes 51,000 shares held by Mr. Terry's wife.

  (4) Includes 536,245 shares held in Mr. Adikes' account under the former JSB Financial, Inc. Benefits Restoration Plan, 155,350 shares held by Mr. Adikes' wife, 135,000 shares held in a family trust and options to purchase 300,639 shares received by Mr. Adikes in exchange for his

      JSB Financial Inc. stock options when JSB Financial Inc. merged into North Fork on February 29, 2000. Mr. Adikes initially received his JSB Financial Inc. stock options under that company's compensatory stock plans.

  (5) Includes 319,899 shares of restricted stock and options to purchase 236,011 shares previously granted to Mr. Bohlsen under the compensatory stock plans, 2,568 shares held by his wife, and 35,032 held by his sons. Excludes 40,205 shares held by the John and Linda Bohlsen Family Foundation, a charitable foundation established by Mr. Bohlsen that is qualified under section 501(c)(3) of the Internal Revenue Code.

  (6) Includes 170,985 shares of restricted stock and options to purchase 237,020 shares previously granted to Mr. Healy under the compensatory stock plans, 9,000 shares held by his wife and 6,000 shares held in his name as custodian for a daughter.

  (7) Includes 24,483 shares held by Mr. Dickerson's wife.

  (8) Includes 6,282 shares held by Mr. Gerard in joint tenancy with his daughter, 3,000 shares held by his wife and 300 shares held by his wife in her capacity as custodian for a granddaughter.

  (9) Includes 810,136 shares of restricted stock and options to purchase 496,910 shares previously granted to Mr. Kanas under the compensatory stock plans, 25,300 shares held by him in joint tenancy with his wife, 62,823 shares held by his wife, 14,900 shares held by his dependent children, 400 shares held by his wife in joint tenancy with his son and 400 shares held by his wife as custodian for their son. Excludes 63,000 shares held by the John A. Kanas and Elaine M. Kanas Family Foundation, a charitable foundation established by Mr. Kanas that is qualified under section 501(c)(3) of the Internal Revenue Code.

 (10) Includes 1,125 shares held by Mr. Nielsen's wife in an Individual Retirement Account, 200 shares held by his dependent child, 2,660 shares held in a trust and options to purchase 136,896 shares received by Mr. Nielsen in exchange for his Reliance Bancorp Inc. stock options when Reliance Bancorp Inc. merged into North Fork on February 18, 2000. Mr. Nielsen initially received his Reliance Bancorp Inc. stock options under that company's compensatory stock plans.

 (11) Includes all shares beneficially owned by the 12 individuals listed in the table, who together constitute all of the directors and executive officers of North Fork. The total for the group includes 1,301,020 shares of restricted stock and options to purchase an aggregate of 1,407,476 shares received by these individuals under compensatory stock plans.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, as well as any 10% stockholders, to file reports with the SEC from time to time regarding their ownership of our stock, including changes in their stock ownership. Copies of these reports are also filed with us. Based solely on our review of these reports, or written statements from these persons that they were not required to file any reports in 2000, we believe that all of our executive officers and directors complied with all these Section 16(a) reporting requirements in 2000 and timely filed all reports, except for one late filing by Mr. Nielsen.

BOARD COMMITTEES

     Our Board of Directors has an Audit Committee comprised of directors Terry, Gerard, Nielsen and Schmeller. The functions performed by the Audit Committee include reviewing the adequacy of internal controls, internal auditing and the results of examinations made by supervisory authorities and the scope and results of audit and nonaudit services rendered by our independent public accountants. The Audit Committee met 10 times during 2000. For more information regarding the Audit Committee, see "Report of the Audit Committee" on page 25.

     Our Board of Directors also has a Stock and Compensation Committee comprised of directors Dickerson, Gerard and Rowsom. The Stock and Compensation Committee reviews and makes recommendations on salary levels for executives and other officers, makes certain decisions affecting executive bonuses under our Annual Incentive Compensation Plan and determines all awards to executives under our compensatory stock plans. The committee consists of at least three directors appointed by the Board of Directors, none of whom may be an employee or have substantial separate business dealings with North Fork. During 2000 the Stock and Compensation Committee met 5 times. For more information regarding the Stock and Compensation Committee, see "Report of the Compensation Committee" on page 15.

     Our Board of Directors has no nominating committee or committee performing functions similar to those of a nominating committee. Our By-laws provide a procedure under which a stockholder meeting certain requirements may nominate a person for election as director at an annual meeting. For more information regarding the nomination of a director, see "Proposals by Stockholders" on page 33.

     The Board of Directors met 26 times during 2000. Each of the directors attended at least 75 percent of the total number of meetings of the Board and of all Board committees of which the director was a member during the period he was a director or served on such committees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No current member of the Stock and Compensation Committee is now an officer or an employee of North Fork or any of its subsidiaries or has ever been an officer of North Fork or any of its subsidiaries or during the last fiscal year has had any substantial business dealings with North Fork.

                           COMPENSATION OF DIRECTORS

     Each member of North Fork's Board of Directors receives an annual fee of $30,000. This fee is for all duties as a North Fork director, including any service as a member of one or more committees of North Fork's Board. Each member of the Board of Directors of North Fork Bank (currently, the same group that serves as the North Fork Board) receives a fee of $750 for each meeting of the Bank Board attended and $1,500 for any meeting of a committee of the Bank Board attended. Chairmen of Bank Board committees receive an additional $500 per committee meeting attended. The directors who are also executive officers, directors Kanas, Bohlsen and Healy, do not receive any separate fees for attendance at any North Fork or North Fork Bank committee meetings.

     North Fork maintains a Directors' Deferred Compensation Plan, under which a director may defer receipt of either 50 percent or 100 percent of all fees earned by him as director of North Fork or its subsidiaries for five or ten years or until retirement or age 70. During the deferral period, amounts deferred earn interest at the highest rate offered by North Fork Bank to customers on any certificate of deposit or individual retirement account, determined on a quarterly basis. At this time, no directors are participating in the plan.

     Certain directors who were directors of Southold Savings Bank prior to North Fork Bank's acquisition of Southold in 1988 will receive payments from North Fork Bank in the future under deferred directors' fee agreements entered into by them with Southold prior to the acquisition. These agreements, similar to the Deferred Compensation Plan for directors described above, permitted these individuals while they were directors of Southold to defer receipt of some or all of their director's fees in exchange for a right to receive, commencing on some designated future date and continuing for a fixed period thereafter, regular monthly cash payments in a specified amount. The designated payment amounts essentially represented the estimated future value of the deferred fees, with compounding of interest at assumed rates during the intervening years. Directors Dickerson and Reeve will be entitled to receive such payments in the future.

     In connection with North Fork's acquisition of Reliance Bancorp, Inc. on February 18, 2000, North Fork entered into a two-year consulting agreement with director Raymond A. Nielsen, former President and Chief Executive Officer of Reliance Bancorp, Inc. The agreement provides for aggregate fees of $1,000,000 for services rendered and contains a non-competition provision.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation and compensatory awards received in the last three years by our Chief Executive Officer, John Adam Kanas, and each other executive officer whose cash compensation, including salary and bonus, exceeded $100,000 in 2000.

                           SUMMARY COMPENSATION TABLE

                                       ANNUAL COMPENSATION                  LONG-TERM COMPENSATION AWARDS
                            ------------------------------------------   -----------------------------------
           (A)              (B)       (C)          (D)          (E)                      (G)          (I)
                                                               OTHER        (F)       SECURITIES      ALL
                                                              ANNUAL     RESTRICTED   UNDERLYING     OTHER
NAME AND                                                      COMPEN-      STOCK      OPTIONS(4)    COMPEN-
PRINCIPAL POSITION          YEAR   SALARY(1)      BONUS      SATION(2)   AWARDS(3)     (SHARES)    SATION(5)
------------------          ----   ----------   ----------   ---------   ----------   ----------   ---------
John Adam Kanas...........  2000   $1,351,450   $1,700,000    $83,210    $1,491,700     25,000     $170,615
  Chairman of the Board,    1999    1,039,750    1,500,000     68,968       907,815     50,000      149,447
  President and Chief       1998      887,750    1,200,000     48,164       818,800    506,088(6)   122,779
  Executive Officer
John Bohlsen..............  2000      801,450    1,132,000     47,725     1,065,500     15,000       80,090
  Vice Chairman of the      1999      539,750      750,000     25,621       544,689     25,000       48,201
  Board                     1998      437,750      600,000     23,178       511,750    139,551(6)    46,236
Daniel M. Healy...........  2000      551,450      500,000     28,586       532,750     10,000       49,672
  Executive Vice President  1999      400,000      500,000     18,320       363,126     15,000       34,626
  and Chief Financial
    Officer                 1998      350,000      325,000     15,756       307,050    144,520(6)    31,761

---------------
NOTES TO SUMMARY COMPENSATION TABLE:

(1) Represents base salary, including any salary deferred at the election of the named executive officer (including deferral amounts under the 401(k) plan) and all directors' fees from North Fork and North Fork Bank, whether paid or deferred. The salary deferral amount under the 401(k) plan for each of the named executive officers in 2000 was $10,200. Total directors' fees for 2000 were $41,250 for each of Messrs. Kanas, Bohlsen and Healy.

(2) Listed amounts represent tax payments on behalf of the named executive officers with respect to the taxable contributions to their accounts under the Supplemental Executive Retirement Plan ("SERP").

(3) Represents the dollar value of restricted shares of North Fork common stock granted to the named executive officers during the year in question. The listed dollar values represent the number of such restricted shares multiplied by the closing market price of the company's common stock on the date of grant. Restricted shares carry the same dividend and voting rights as unrestricted shares of common stock from the date of grant. Restricted shares granted to executives vest at the earliest of (i) the executive's attaining retirement age as set under the retirement plan, (ii) the executive's early retirement under the retirement plan, (iii) death or disability, or (iv) a change-in-control of North Fork as defined under the restricted share award agreements. Under the stock plans, all taxes payable by the executive as a result of the vesting of the restricted shares will be paid by the company under a so-called tax gross-up provision. Shares are forfeitable if the executive ceases to render services to the company prior to vesting. As of year-end 2000, the number (and total dollar value) of restricted shares held by the named executive officers were as follows:
    Mr. Kanas -- 810,136 shares ($19,896,940); Mr. Bohlsen -- 319,899 shares
    ($7,856,719); and Mr. Healy -- 170,985 shares ($4,199,392). These dollar values are based on the closing market price of our common stock on December 31, 2000 ($24.56 per share), with no discount for forfeitability or lack of transferability.

(4) Represents the total number of shares of North Fork common stock subject to stock options received by the named executive officers during the year in question. Includes both regular stock options (i.e., options awarded by the Stock and Compensation Committee as part of its regular decisions regarding executive compensation occurring during the year) and so-called "reload" stock options (i.e., options awarded to officers upon their decision to exercise previously held stock options by surrendering previously owned shares of common stock in payment of the exercise price; for further information concerning "reload" stock options, see "Report of the Compensation Committee -- Special Features of Executives' Incentive Based Awards" on page 18). The number of reload stock options received in 1998 by each of the executive officers is separately identified in Note 6. No reload options were granted to the executive officers in 1999 or 2000. No options issued to the named executive officers have been accompanied by stock appreciation rights ("SARs"). All options issued before May 15, 1998 were adjusted to reflect the 3-for-2 stock split effective on that date.

(5) Includes company contributions on behalf of the named executive officers under the 401(k) plan and under the defined contribution plan feature of the SERP and specified premiums paid by the company on certain insurance arrangements covering the executive officers. Listed amounts for 2000 include company contributions under the 401(k) plan on behalf of executive officers Kanas, Bohlsen, and Healy of $7,650 each; company contributions under the defined contribution plan feature of the SERP on behalf of executive officers Kanas, Bohlsen and Healy of $117,538, $67,414, and $40,379, respectively; and the following insurance premiums paid by the company on their behalf: for Mr. Kanas, $13,682 in premiums on a disability policy, $25,000 in premiums on a life insurance policy and $6,745 in premiums on two split dollar life insurance policies; for Mr. Bohlsen, $5,026 in premiums on a split dollar life insurance policy; and for Mr. Healy, $1,643 in premiums on a split dollar life insurance policy.

(6) Includes reload stock options for the following numbers of shares issued to the named executive officers in 1998: Mr. Kanas -- 476,088 shares; Mr. Bohlsen -- 119,551 shares; and Mr. Healy -- 134,520 shares. Since that time, 241,318 of such reload options held by Mr. Kanas have expired.

                                 STOCK OPTIONS

     The following table sets forth information concerning stock options granted during 2000 to each of the named executive officers in the Summary Compensation Table on page 9.

                             OPTION GRANTS IN 2000
--------------------------------------------------------------------------------

             (A)                   (B)           (C)                        (E)            (F)
                                NUMBER OF     % OF TOTAL       (D)
                                SECURITIES     OPTIONS      EXERCISE
                                UNDERLYING    GRANTED TO     OR BASE                   GRANT DATE
                                 OPTIONS      EMPLOYEES       PRICE                      PRESENT
                                GRANTED(1)    IN FISCAL     (DOLLARS/    EXPIRATION     VALUE(2)
             NAME                (SHARES)        YEAR        SHARE)         DATE        (DOLLARS)
             ----               ----------    ----------    ---------    ----------    -----------
John Adam Kanas...............    25,000         7.2%        $21.31       12/15/10     $139,505.00
John Bohlsen..................    15,000         4.3%         21.31       12/15/10       83,703.00
Daniel M. Healy...............    10,000         2.9%         21.31       12/15/10       55,802.00

---------------
NOTES:

(1) All stock options listed were granted to the named executive officers on December 15, 2000, when the average of the high and low price per share of the common stock as reported by the New York Stock Exchange was $21.31. All stock options issued to these executives in 2000 were immediately exercisable upon grant, and each such option provides for the possible award of a reload option upon stock-for-stock exercise of the underlying option, at the discretion of the Stock and Compensation Committee. Each option contains a transferability feature under which the executive is permitted to transfer option rights, prior to exercise, exclusively by gift and exclusively to members of the executive's immediate family. In addition, the named executives, upon stock-for-stock exercise of such options may direct the company to defer the delivery of the new shares until a specified later date.

(2) The listed Grant Date Present Value of the options is an estimate determined by using the Black-Scholes option pricing model, a commonly-used method of valuing options on the date of grant. The assumptions utilized in applying the Black-Scholes model were as follows: (a) the useful life of the options was estimated to be 6 years; (b) the risk-free discount rate applied for purposes of the valuation was 5.5802 percent; (c) the volatility factor utilized was 27.294 percent; (d) the dividend yield on the common stock was assumed to be 2.94 percent for purposes of the analysis only; and (e) no rate of forfeiture was assumed.

     The following table sets forth information concerning all stock options that were either exercised in 2000 or held at year-end 2000 by the named executive officers in the Summary Compensation Table on page 9.

        AGGREGATED OPTION EXERCISES IN THE YEAR ENDED DECEMBER 31, 2000,
                           AND YEAR-END OPTION VALUES
--------------------------------------------------------------------------------

           (a)                    (b)               (c)               (d)                  (e)
                                                                   NUMBER OF       VALUE OF UNEXERCISED
                                                                  UNEXERCISED          IN-THE-MONEY
                                                                   OPTIONS AT           OPTIONS AT
                                OPTION EXERCISES IN 2000          DECEMBER 31,         DECEMBER 31,
                            ---------------------------------         2000               2000(1)
                            SHARES ACQUIRED                      (EXERCISABLE/        (EXERCISABLE/
                              ON EXERCISE      VALUE REALIZED    UNEXERCISABLE)       UNEXERCISABLE)
           NAME                (SHARES)          (DOLLARS)          (SHARES)            (DOLLARS)
           ----             ---------------    --------------    --------------    --------------------
John Adam Kanas...........         0                 $0           E  496,910            E$2,801,488
                                                                   U  26,460            U$ 354,220
John Bohlsen..............         0                  0           E  236,011            E$ 761,707
                                                                   U  10,344            U$ 138,475
Daniel M. Healy...........         0                  0           E  237,020            E$1,263,978
                                                                  U        0            U$        0

---------------
NOTES:

(1) Calculated by subtracting the exercise price of options from the market value of underlying shares at year-end, based on a closing market price of the common stock on December 31, 2000, of $24.56 per share.

                       AGREEMENTS WITH EXECUTIVE OFFICERS

     In 1994, the company entered into change-in-control agreements with three executive officers -- Chairman, President and Chief Executive Officer John Adam Kanas, Vice Chairman John Bohlsen and Chief Financial Officer Daniel M. Healy. The agreements are substantially identical in form. Each agreement is a rolling three-year agreement and will continue in effect until retirement or until two years after a decision is reached by the Board not to renew the agreement. Under each of the executive change-in-control agreements, the executive is entitled to receive from the company a lump sum payment equal to 299 percent of his base salary if, within 24 months after a change-in-control of North Fork (as defined in the agreement), his employment is terminated by the company (other than for cause) or by the executive voluntarily. The agreements provide that if any payments thereunder would be treated as excess parachute payments under section 280G of the Internal Revenue Code, the aggregate amount of those payments will be reduced to the extent necessary to avoid that treatment, except that any payment to the executive under the company's Performance Plan or any acceleration of the vesting of his stock-based awards will not trigger such a reduction.

     At the end of 1994, the Board adopted the North Fork Bancorporation, Inc. Performance Plan, under which executives and other officers and employees of the company and its subsidiaries may receive cash payments following a change-in-control of the company, if certain financial performance targets are met in connection with the change-in-control transaction. (See "Report of the Compensation Committee -- Performance Plan" on page 23.)

                               PERFORMANCE GRAPH

     Notwithstanding anything to the contrary set forth in any of North Fork's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Performance Graph, Compensation Committee Report and Report of the Audit Committee shall not be incorporated by reference into any such filings.

     Set forth below is a line graph comparing the cumulative total stockholder return on North Fork's common stock over a five year period with the cumulative total return on the Standard and Poor's 500 Stock Index and the KBW 50 Index over the same period, assuming the investment of $100 in each on December 31, 1995, and the reinvestment of all dividends. The KBW 50 Index is a market-capitalization-weighted bank-stock index prepared by Keefe, Bruyette & Woods, Inc. covering the 50 largest bank holding companies in the United States (including North Fork).

[Performance Line Graph]

                             1995       1996       1997       1998       1999       2000
                            -------    -------    -------    -------    -------    -------
North Fork................  $100.00    $144.67    $281.00    $307.13    $229.07    $338.01
S&P 500 Index.............  $100.00    $120.26    $157.56    $199.57    $238.54    $214.36
KBW 50 Index..............  $100.00    $141.46    $206.80    $223.91    $216.14    $259.50

                      REPORT OF THE COMPENSATION COMMITTEE

     The Stock and Compensation Committee of the Board of Directors (the "Committee") is responsible for conducting periodic reviews of executive compensation and for taking certain actions affecting the compensation of senior executives, including the Chief Executive Officer. The Committee currently consists of three directors, none of whom is an officer or employee of the company or any of its subsidiaries or has any separate, substantial business relationship with the company. The names of the Committee members are listed at the end of this report. The Committee makes recommendations to the full Board concerning salary levels for senior executives and officers generally. In addition, the Committee plays a major role in determining the annual bonuses paid to senior executives and other key employees under the company's annual bonus plan and has full discretion in granting stock options and restricted stock awards to senior executives under the stock-based incentive compensation plans. The Committee also reviews executive retirement arrangements and sets performance targets under the company's long-term performance plan, which may affect the level of special retirement payments to senior executives after any change-in-control of North Fork. Finally, the Committee reviews other benefits offered to senior executives from time to time, including special insurance coverage, severance arrangements and various executive perquisites, such as automobile allowances and club memberships, intended to enhance the company's business.

     The Committee is submitting this report summarizing its involvement in compensation decisions and policies affecting executive officers generally and Chairman, President and Chief Executive Officer John Adam Kanas, specifically.

EXECUTIVE COMPENSATION POLICY

     The basic policy of the company on executive compensation, as set by the Board of Directors and the Committee, is to provide an incentive for executives to achieve corporate and individual goals and to reward executives when these goals are met. The central theme of executive compensation is the importance of long-term stockholder interests. Over time, the Board and the Committee have closely aligned senior management interests with stockholder interest in two ways, first, by tying the amounts of compensation paid to executives to certain key measures of financial performance that are of importance to stockholders, and, secondly, by ensuring that a significant portion of executive compensation is paid in the form of stock or stock options, which accrue value as the company's stock price increases. This formula has worked well for North Fork and its stockholders over the long term, and the Committee as well as senior management are committed to this approach.

     In determining overall amounts and types of executive compensation, the Board and the Committee weigh not only corporate performance measures but also personal factors such as commitment, leadership, teamwork and community involvement. Also considered are compensation practices in the financial services industry. In reviewing competitive factors, the Board and the Committee focus on levels of executive compensation paid by other top performing banks. The peer group for such comparison is different from, but contains some of the same banks as, the groups of companies whose stocks are included in the bank indices represented on the Performance Graph on page 14 of this proxy statement.

     Board and Committee members have access to all relevant corporate financial information, personnel records and other data and periodically obtain the advice of compensation consultants. For example, the company obtained an analysis of its executive compensation structure from the consulting firm of William M. Mercer, Incorporated in December 1998. The Mercer analysis provided the Committee with valuable insights and reinforced its commitment to incentive-based compensation as a major aspect of the company's executive compensation.

     The ultimate purpose of the company's executive compensation structure is to retain the productive management team that is in place, to attract additional executives of the highest caliber and to motivate the entire management group to put forth maximum effort toward achieving specified corporate goals identified through the strategic planning process of the Board and management.

COMPONENTS OF EXECUTIVE COMPENSATION

     In its deliberations regarding executive compensation, the Committee focuses upon the following fundamental components: salary, short-term (i.e., annual) incentive compensation, and long-term incentive compensation. The supplemental components of retirement protection, health and medical benefits and executive perquisites also receive attention.

  Salary

     The Committee conducts an annual review of salary levels for all senior executives and other officers and makes recommendations on specific salaries or salary modifications for management. Salary levels are reflective of the individual executive's responsibilities, experience and performance, the company's overall performance in relation to its peer group, and competitive marketplace considerations.

  Annual Incentive Compensation

     Short-term incentive compensation for executives is provided through the Annual Incentive Compensation Plan (the "Bonus Plan"), and specifically through the executive feature of that plan. The Bonus Plan, as amended, is being submitted to the stockholders for their approval at the annual meeting. It had been approved in substantially the same form in 1996 and is being submitted to stockholders at this annual meeting pursuant to federal tax law. For a more complete discussion of the structure and functioning of the Bonus Plan, and particularly the executive feature covering the senior officers, see Item 2 of this proxy statement. Essentially, the Bonus Plan permits senior executives, as well as other deserving employees, to receive year-end cash bonus payments if the company meets certain pre-established financial performance targets for the year. The performance targets that apply to the executive feature of the plan are set by the Committee in the first 90 days of each year, and the Committee also determines the final size of executive bonuses if the targets are met, subject to limits on maximum bonuses. If the Bonus Plan is re-approved by the stockholders at the meeting, amounts paid thereunder to senior executives will continue to be fully tax deductible to the company.

  Long-Term Incentive Compensation

     The final major component of the executive compensation program is the long-term incentive compensation feature. This feature consists of stock-based awards, such as stock options, that offer executives the possibility of future value depending on the long-term price appreciation of North Fork's common stock and the executives' continuing service with the company.

     The Committee believes that, from a motivational standpoint, the use of stock-based compensation has contributed to the company's long-term superior financial performance, eliciting maximum effort and dedication from the senior executives. The Board and the Committee have expanded the long-term incentive program in recent years to reach a broader range of junior officers and other employees, as discussed further in the section below entitled "1999 Stock Plan."

     Under all the compensatory stock plans, the Committee has sole discretion in determining grants of stock-based awards to senior executives, including the timing, amounts and types of awards. In the case of individual executives, the Committee's award decisions are based both on corporate performance (measured against the company's pre-established goals and peer group performance) and the executive's individual achievements.

     Historically, stock-based awards under the company's plans have been either stock options or shares of restricted stock (which are merely shares of common stock that are forfeitable and are subject to restrictions on transfer prior to the vesting date). The exercisability of options and the vesting of restricted stock depend upon the executive continuing to render services to the company. The value of both stock options and shares of restricted stock is directly tied to the market price of the company's common stock over the long term, and in this sense the interest of executives as stock-award holders mirrors that of the stockholders. The Committee observes that most of the value that each of the current senior executives has derived over time from his efforts expended on behalf of North Fork has resulted from his ownership of the company's common stock, including shares received through the compensatory stock plans.

     The Committee further notes that, during periods such as the preceding two years when the company's stock price experiences only intermittent gains, the stock awards held by executives are negatively impacted to the same degree as are the shares of common stock held by the company's public stockholders. The senior executives hold substantial amounts of common stock or stock options (President John Adam Kanas is one of the company's largest individual stockholders) and the Committee believes that management thus has a strong motive to seek to drive share values upward over time.

1999 Stock Plan

     The principal vehicle for grants of stock-based awards to the senior executives is the company's 1999 Stock Compensation Plan, approved by the Committee and ratified by the Board of Directors in December 1999. Under this plan, awards may be granted not only to senior executives but also to a broad selection of junior employees, as well as consultants and advisors. The total number of shares of common stock that may be issued pursuant to awards granted under the 1999 plan was initially set at 5 million shares, no more than 4 million of which may be authorized but unissued shares.

     Both stock options and restricted stock may be awarded under the 1999 Plan, with the maximum number of restricted shares set at 3.3 million. All options granted under the plan must have an exercise price at least equal to the market value of the common stock on the date of grant. The repricing of any stock options previously granted under the 1999 plan is prohibited. Options may be exercised only for a limited period of time after the optionee's departure from the company. Restricted shares awarded under the plan carry dividend and voting rights from the date of grant. The earliest possible vesting date for restricted shares granted under the plan is three years after the date of grant, although the Committee's practice has been to establish the fifth anniversary of the date of grant as the earliest vesting date for restricted shares granted to junior officers and key employees generally (with retirement-based vesting for senior executives). Restricted shares are forfeited if the award holder departs the company before vesting. Although accelerated vesting is permitted under limited circumstances, the Committee has rarely accelerated vesting of restricted shares.

     The Committee believes that the 1999 plan should satisfy the company's need for incentive shares for several years, even with the increased number of employees that are now included in the incentive stock program and the company's continuing external expansion through occasional acquisitions of other financial organizations. This expectation may change, however, to the extent the company undertakes a major expansion transaction at some point.

  Special Features of Executives' Incentive Based Awards

     The Committee has added several special features to the executives' stock-based awards (options and restricted stock), reflecting its belief in the importance of such awards and the need to tailor them to create the appropriate incentives and inducements for senior management. Among the principal features that have been added to the executives' incentive award program are retirement-based vesting of restricted shares, "reload" stock options, transferability of unexercised options to family members, and deferred receipt of shares upon option exercise.

(i) Retirement-Based Vesting of Restricted Stock

     One feature of the stock award program for senior executives is retirement-based vesting of restricted stock. Under this approach, shares of restricted stock awarded to senior executives remain unvested, and continue to be forfeitable, until the anticipated date of their retirement. This contrasts with the restricted shares granted to other officers and employees, which typically vest, often in stages, a designated number of years after the date of grant, e.g., on the fifth, sixth and seventh anniversaries of grant.

     All restricted shares awarded to the senior executives in recent years have been structured so that vesting does not occur until the earliest of: (i) the executive reaching normal retirement age under the retirement plan, (ii) the executive retiring early under the retirement plan, with the approval of the Committee, (iii) death or disability, or (iv) a change-in-control of North Fork. If the executive leaves the company prior to one of these vesting events, the shares are forfeited.

     The Committee believes that this vesting arrangement for the executives' restricted stock encourages their long-term commitment to the organization. The members note that, although the Committee has the power to accelerate the vesting of restricted stock in appropriate cases, it has generally refrained from doing so in the past, including in the case of departing officers, allowing unvested shares to be forfeited.

(ii) Reload Options

     The concept of "reload" stock options was added to the executive compensation program in the mid-1990s. The reload option is a device intended to encourage option exercise. Reload options work as follows: if the executive exercises some or all of his existing stock options in a stock-for-stock exercise (that is, by surrendering to the company, as payment of the option exercise price, a number of shares of common stock previously owned by the executive valued at their current market price), the executive receives, in addition to the shares deliverable to him upon exercise of the original, or "underlying," option, a new "reload" option to acquire an additional number of shares equal to the number of shares surrendered by the executive in exercise of the underlying option. In addition, under the company's reload option program, if the executive authorizes the company to withhold any of his option shares as payment of the executive's tax withholding obligation, the number of withheld shares will be added to the number of shares covered by the new reload option. The reload option bears an exercise price per share equal to the market price of the common stock on the date the reload option is issued (which is not the same as the exercise price of the underlying option), and expires on the same date the underlying option would have expired (which means the reload option typically has a relatively short term, not the 10-year term that is standard for regular options). Because of their short term, many reload options expire unexercised, or accrue a smaller value before their termination date than regular options.

     The purpose of reload options is to enable the executives to exercise their existing options by surrender of pre-owned shares while maintaining their same overall percentage level of equity ownership interest in the company. The Committee determines on a case-by-case basis whether and under what circumstances executives will be entitled to receive reload options upon exercise of existing options. In 1998, the senior executives received reload options, which are identified in Note 6 to the Summary Compensation Table. In 1999 and 2000, they did not exercise any of their existing stock options and thus were not in a position to receive reload options.

(iii) Other Special Option Features

     The Committee has attached other special features to the stock options granted to senior management. These features are intended to make the options more attractive as forms of compensation. Similar features have been added to executive options by other publicly-held companies that, like North Fork, emphasize stock-based incentive compensation for management.

     For example, stock options granted to senior executives provide that the executives may transfer their options prior to exercise, exclusively by gift and exclusively to members of their immediate families. Executives' options also contain a deferred delivery feature, under which, if the executive so desires, shares deliverable upon the option's exercise will not be delivered until some later date designated by the executive. Both of these features are part of the company's effort to assist executives in their personal asset management planning. This program also includes the Supplemental Executive Retirement Plan, which contains a deferral feature for executives, as well as various split-dollar insurance arrangements provided for executives. The Committee monitors these other asset management features offered to executives in conjunction with its review of the long-term incentive compensation program.

  Supplemental Components of Executive Compensation

     In addition to the principal components of executive compensation discussed above -- salary, annual incentive compensation (bonus), and long-term incentive compensation (stock-based awards), the Committee also reviews on an ongoing basis various supplemental components of executive compensation. The personal asset management assistance offered to executives is part of the overall compensatory package. In addition to the special features that have been added to executives' stock-based awards (discussed in the preceding section of this Report), the company provides a deferral feature under the Supplemental Executive Retirement Plan (discussed under "Retirement Plans" elsewhere in the proxy statement) and various split-dollar insurance arrangements that benefit both the company and the individual executive. (These are discussed in Note 5 to the Summary Compensation Table on page 10.)

     Also included in the overall compensatory package for executives are certain change-in-control arrangements, under which the senior officers will receive payments, some of them assured and some of them incentive-based, in the event of a change-in-control of North Fork. These are further described below in the section of the Report entitled "Change-in-Control Arrangements Affecting Executive Officers." The Committee reviews these arrangements as part of its normal duties.

     Finally, the company provides to executives various additional perquisites that are intended to enhance their job performance, both within the community and within the organization. These "perks", which include such items as club memberships and professional association fees, are generally approached conservatively by the company, a view the Committee endorses.

TAX DEDUCTIBILITY OF CERTAIN PAYMENTS

     Under a provision of the Internal Revenue Code, Section 162(m), publicly-traded companies are denied a tax deduction for compensation exceeding $1 million paid in any year to any of the most senior executives (those identified in the Summary Compensation Table), subject to certain exemptions. One of the exemptions is for performance-based compensation paid under stockholder-approved plans. The Annual Incentive Compensation Plan, which is being submitted for stockholder re-approval at the meeting (see Item 2 of this proxy statement), was designed so that bonuses awarded thereunder to executives qualify for this exemption and thus remain tax deductible to the company.

YEAR-END 2000 COMMITTEE REVIEW OF EXECUTIVE COMPENSATION

     In its year-end 2000 review of executive compensation, the Committee noted several positive developments. The company continued its record of recent years in generating superior financial results, both in absolute and in comparative terms. The company's core return on average equity for 2000 was 20.78% and core return on average assets was 1.91%, both of which ratios are well above industry averages. Other measures of financial performance also continued to be strong. Asset quality remains high, with the ratio of non-performing loans to total loans decreasing from .19% to .16%. The coverage ratio (allowance for loan losses as a percentage of non-performing loans) was at 601% at year-end.

     Importantly, in a period of declining margins in the financial institution sector generally, the company managed in 2000 to achieve a net interest margin of 4.39%, an increase over the prior year. This result reflected not only successful investment and funding strategies, but the fruition of a multi-year loan portfolio development approach heavily emphasizing areas of the company's special expertise, such as small business and residential mortgage lending. The company also continued to protect its cost-effective funding sources, including stable levels of interest-bearing core deposits and an exceptional growth in demand deposits.

     The company's core efficiency ratio continues to set the standard for banks of North Fork's size, both in the region and nationwide. Based on the available data, the Committee believes that the 2000 ratio, at 34.38%, was in the very top echelon for U. S. commercial banks and is considerably above the industry norm.

     The Committee also commends management for its continuing exploration of strategic expansion opportunities during 2000. Early in the year, the company completed the acquisitions of Reliance Bancorp, Inc. and JSB Financial, Inc., adding approximately 30% to total assets and deposit liabilities and enhancing capital. The acquired operations have been folded into the company's operations with minimal disruption and business enhancement potential is already being realized in the affected markets. The pending acquisition of Commercial Bank of New York, announced shortly after year-end, also promises to increase the company's penetration of the New York City market, which the Committee views, along with management, as a fertile area for expansion. Finally, the Committee believes that management demonstrated sound judgment in its handling of the acquisition overtures not carried to completion during the past year, both in the commencement of its approaches to the acquisition candidates and in the decision to abandon those approaches in favor of more promising expansion alternatives or other financial strategies.

     The company's capital position remains sound, and the company continues to pay quarterly dividends.

     The Committee recognizes that the company's stock price continued to show only intermittent strength during 2000, but in light of the company's overall excellent financial performance, believes that this can only be attributed to general market factors, including the prevailing weakness in financial institution stocks generally. The Committee notes that over the preceding five-year period, the company's stock continues to outperform both the general market and peer group indices. (See the "Performance Graph," above.)

     In summary, the Committee believes management is to be commended for its performance in 2000. For their efforts in producing impressive financial results and pursuing the successful expansion of the company, the senior executives deserve, in the Committee's view, to continue to be well compensated.

  Salary

     With the Committee's concurrence, the three top executives received salary increases at year-end 2000 ranging from 20 percent to 42 percent over their prior salaries. It remains the Committee's position that the incentive components of executive compensation, including annual incentive (bonus) compensation and long-term incentive (stock awards) compensation, should be emphasized in addition to cash salary.

  Annual Incentive Compensation

     Annual bonuses were paid to the senior executives at year-end 2000 under the Bonus Plan. These bonus amounts were considerably below the objectively calculated maximum bonus amounts that the senior executives qualified for under the formula set forth in the Bonus Plan. Utilizing the discretion given it under the plan, the Committee made downward adjustments from the maximum bonus amounts determined under the plan's formula. The bonus amounts actually paid to the top executives for 2000, as well as in 1999 and 1998, are identified in the Summary Compensation Table.

  Long-Term Incentive Compensation

     At year-end 2000, the Committee determined to make new grants of stock-based awards to senior management. These awards were granted under the company's 1999 Stock Compensation Plan (except for a small number of awards that were made out of a pre-existing stock plan). The three executives listed in the Summary Compensation Table received stock-based awards (options and restricted stock) at year-end for an aggregate of 195,000 shares, compared to 190,000 shares subject to awards granted these officers at year-end 1999. The number of awards granted to each individual executive in 2000 is set forth in the Summary Compensation Table.

CHANGE-IN-CONTROL ARRANGEMENTS AFFECTING EXECUTIVE OFFICERS

     The Committee approves of the company's traditional policy of not extending long-term employment agreements to executive officers under normal circumstances. Only in the context of certain acquisitions has the company varied from this policy, by occasionally giving employment agreements to officers of acquired banks, generally in replacement of their pre-existing contracts with the acquired banks. None of the current executive officers is serving under an employment agreement.

     By contrast, the Committee believes that the long-term interests of stockholders are well served by extending to senior management certain protections in the event of a change-in-control of the company. In approving these arrangements, the Committee has sought to align management's interest with that of stockholders, such that top executives would be actively encouraged to seek out and aggressively explore possible change-in-control transactions at the optimum time and for the optimum price.

     The change-in-control program for senior management involves two elements, change-in-control agreements and a Performance Plan. The former provides for assured payments to the officers in the event there is a change-in-control of North Fork and the officer ceases to serve in his current position. The latter plan provides for the possibility of significant cash payments to the senior officers (as well as other officers and deserving employees) if a change-in-control of North Fork occurs and the company's stockholders realize superior returns in connection with the transaction. Each of these elements is discussed in more detail below.

     The Committee does not believe that management will act to protect its own positions or interests at stockholder expense.

  Change-in-Control Agreements

     Several years ago, the company entered into change-in-control agreements with senior executives Kanas, Bohlsen and Healy. These change-in-control agreements, which are fairly standard in form and substance, provide that, if there is a change-in-control of the company and within a designated period thereafter the executive's employment terminates, the executive will receive an amount in cash equal to approximately three times the executive's average base salary for the five years before the change-in-control. All taxes payable by the executive as a result of a cash payment under the agreement will be paid by the company under a so-called tax gross-up provision. The agreements are described in more detail elsewhere in this Proxy Statement under the heading, "Agreements With Executive Officers."

  Performance Plan

     In 1994, the company adopted a Performance Plan. Under this plan, if the company is acquired in a change-in-control transaction that produces an above-average return to the stockholders, the senior executives as well as junior officers and other salaried employees whose services are important to the accomplishment of the transaction will be entitled to receive a special, one-time cash distribution payable out of a special performance pool. The availability and size of the performance pool will depend upon the level of financial success achieved by the company in connection with the acquisition, measured against pre-established, objective performance targets. No pool will be funded or distributed in connection with any acquisition of the company that does not exceed the industry average for similar acquisition transactions in the period in question, measured on a basis determined in advance by the Committee.

     Specifically, at the end of each calendar year, the Committee establishes objective financial performance targets under the Performance Plan. If and to the extent that the objective targets are met in connection with any change-in-control of the company that is first announced in the ensuing year, at closing of the transaction the performance pool will be funded and distributed. Once established for a particular year, the performance targets may not later be altered or canceled. The basic concept of the Performance Plan is that no performance pool amounts will be funded or distributed in connection with a change-in-control except upon attainment of above-average financial returns for stockholders in that transaction. The plan provides that the maximum size of any performance pool distributable upon a change-in-control is 3 percent of the company's market capitalization at the time the change-in-control is completed, including in market capitalization the premium paid to the stockholders in the transaction. Once a performance pool is distributed, the Performance Plan terminates.

     Persons entitled to receive payments out of the performance pool after a change-in-control will consist of the senior officers and those other officers and employees designated by the Committee as persons who have made significant contributions to the successful completion of the change-in-control transaction.

     Executives, officers or employees of the company selected to receive distributions from the performance pool need not resign or retire in order to receive their distributions. The Performance Plan provides a so-called tax gross-up provision for senior executives, under which the company would pay any taxes payable by the senior executives on pool distributions to them, including any excise taxes on any portions of distributions constituting "excess parachute payments" under the Internal Revenue Code.

     The Committee may elect in future years to alter the performance targets, the definition of the performance pool or the size and constituency of the tranches. There can be no assurances that a change-in-control transaction will be effected within any certain period or at any time.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     In assessing appropriate types and amounts of compensation for the Chief Executive Officer, the Committee evaluates both corporate and individual performance. Corporate factors included in the evaluation are return on stockholders' equity, return on assets, levels and changes in non-performing assets, the market price of the common stock and the company's performance compared to peer group institutions. Individual factors include the CEO's initiation and implementation of successful business strategies, formation of an effective management team and various personal qualities, including leadership.

     The Committee believes that Chairman and CEO John Adam Kanas continued to provide excellent leadership and service to the company in the preceding year. North Fork has expanded significantly in recent periods, yet the organization consistently demonstrates discipline, efficiency and, most notably, a high level of teamwork. This management style is ultimately Mr. Kanas' creation, and has directly led, in the Committee's view, to the string of successful years of financial performance, topped by the just-completed year.

     Mr. Kanas also personally directs the company's continuing expansion efforts, which require extraordinary commitment and skill from him and the rest of senior management. Carefully planned and executed strategic acquisitions have been the essence of North Fork's development during Mr. Kanas' tenure as CEO, and that development has been impressive and successful. His compensation should be commensurate with the achievement.

     Thus, the Committee recommended to the full Board at year-end 2000 that Mr. Kanas' salary be increased by 23.1 percent (and it was) and determined that the cash bonus actually paid to him under the Bonus Plan, although below the objectively determined plan maximum, would be increased by

13.3 percent over his 1999 bonus. The Committee also made year-end awards to Mr. Kanas of options to acquire 25,000 shares and 70,000 shares of restricted stock, slightly lower than the total stock awards given him at year-end 1999.

     Committee members:

          Allan C. Dickerson, Chairman
          Lloyd A. Gerard
          George H. Rowsom

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors of North Fork (the "Committee") is composed of directors Terry (Chairman), Gerard, Nielsen and Schmeller. The membership of the Committee meets the independence requirements of the New York Stock Exchange regarding financial sophistication and independence. Generally, members must be financially sophisticated and must not have been employees of, or had a significant business relationship with, the company or its predecessors for at least three years. If, however, the board deems it in the best interests of the company and its stockholders, it may wave this independence requirement with respect to one committee member. The Board concluded that it was appropriate to add Mr. Nielsen to the Committee, despite his recent service as chief executive officer of Reliance Bancorp (now merged with North Fork), in light of his extensive banking experience. Mr. Nielsen joined the Board in February 2000 concurrent with North Fork's acquisition of Reliance and was appointed to the Committee in April 2000.

     On May 23, 2000, the Board of Directors, in accordance with NYSE listing requirements, affirmed the written charter for the Committee, setting forth its responsibilities. A copy of the charter is included in this Proxy Statement as Appendix A. Among other things, the Board has charged the Committee with general oversight responsibility for North Fork's financial reporting, including its accounting systems and controls. The Committee also recommends to the Board the selection of independent auditors.

     Management is directly responsible for North Fork's internal controls. The company's independent auditors are responsible for performing an independent audit of North Fork's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Committee reviews the results and scope of the independent audit and any other services provided from time to time by the independent auditors. The Committee also exercises oversight with respect to the internal audit function.

     In this context, the Committee has reviewed and discussed North Fork's audited consolidated financial statements for 2000 with management and with KPMG LLP, the independent auditors. The Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

     The Committee also has received from KPMG the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," relating to auditor independence, and has discussed with KPMG the firm's independence.

     Based upon the Committee's review and discussions noted above, the Committee has recommended to the Board of Directors that the audited consolidated financial statements of North Fork Bancorporation, Inc. and its subsidiaries be included in the Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

     Committee Members:

          Raymond W. Terry, Jr., Chairman
          Lloyd A. Gerard
          Raymond A. Nielsen
          Dr. Kurt R. Schmeller

ACCOUNTING FEES

     The following table sets forth the aggregate fees billed to North Fork and its subsidiaries for the fiscal year ended December 31, 2000 by the company's independent auditors, KPMG LLP:

Audit Fees..................................................  $465,000
Financial Information Systems Design and Implementation
  Fees......................................................        --
All Other Fees..............................................   504,200(1)
                                                              --------
                                                              $969,200

---------------
(1) Includes fees for tax consulting and other non-audit services, principally merger and acquisition fees. The Audit Committee considered the scope of these services and concluded that they are compatible with maintaining KPMG's independence.

                                RETIREMENT PLANS

     North Fork's executive officers participate in a retirement plan (the "Retirement Plan"), which is a defined benefit plan maintained and administered by North Fork. The Retirement Plan covers all employees who have attained age 21, completed at least one year of service and worked a minimum of 1,000 hours per year. A participant becomes 100 percent vested under the Retirement Plan after five years of service.

     Under the Retirement Plan's benefit formula, participants accrue an amount through the plan each year equal to five percent of their annual compensation (as defined under the plan) plus a fixed rate of interest based on one-year Treasury Bill rates, credited quarterly. These amounts are subject to limitations under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The benefits subsequently paid under the Retirement Plan to each participant after retirement are payments based on the accrued total amount in the plan for that participant, projected over an assumed life expectancy.

     Compensation as defined under the Retirement Plan is total salary and bonuses (i.e., columns (c) and (d) in the Summary Compensation Table, excluding any directors' fees), as well as certain other taxable compensation received by the executives such as the amount of insurance premiums paid on their behalf by North Fork which is included in column (i) of the Summary Compensation Table.

     In addition to the Retirement Plan, the company has a Supplemental Executive Retirement Plan (the "SERP"). The SERP restores to specified senior executives upon their retirement the full level of retirement benefits that they would have been entitled to receive under the formula contained in the Retirement Plan, absent the ERISA provision limiting maximum payouts and maximum compensation under tax-qualified retirement plans. The SERP also provides to executives a nonqualified defined contribution plan feature, under which executives may elect to make post-tax contributions, which are entitled to company matching contributions. The company matching contributions are taxable but the company pays income taxes thereon on behalf of the executives. All contributions under the elective feature of the SERP are made to a secular trust. Each of the named executive officers in the Summary Compensation Table on page 9 was covered under the SERP in 2000.

     Based upon their current covered compensation, executive officers Kanas, Bohlsen and Healy would receive under the Retirement Plan and the SERP combined annual benefit payments of approximately $388,900, $97,700 and $70,800, respectively.

                TRANSACTIONS WITH DIRECTORS, EXECUTIVE OFFICERS
                             AND ASSOCIATED PERSONS

     During calendar year 2000, several of North Fork's directors and executive officers (as well as members of their immediate families and corporations, organizations and trusts with which these individuals are associated) had outstanding loans from North Fork Bank in amounts of $60,000 or more. All such loans were made in the ordinary course of business, did not involve more than normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the same time for comparable loan transactions with unaffiliated persons. No such loan was classified by North Fork Bank as of December 31, 2000, as a non-accrual, past due, restructured or potential problem loan.

ITEM 2.  APPROVAL OF THE ANNUAL INCENTIVE COMPENSATION PLAN

     The second item to be acted upon at the meeting is a proposal to re-approve the company's Annual Incentive Compensation Plan (the "Bonus Plan"). The Bonus Plan has been in place for several years and was originally approved by stockholders in 1996. The reason for obtaining stockholder approval in 1996 was to ensure that all amounts paid under the Bonus Plan to senior executives would remain deductible to the company for federal income tax purposes. Under the particular provision of federal tax law governing this matter, Section 162(m) of the Internal Revenue Code, plans such as the company's Bonus Plan must be re-approved by stockholders at least once every 5 years if amounts paid to executives thereunder are to continue to be fully tax deductible.

     The Board of Directors has determined that it is appropriate and in the best interests of the stockholders to re-approve the Bonus Plan, thereby ensuring that all amounts paid to senior executives remain fully tax deductible. At its meeting held on March 1, 2001, the Board approved minor adjustments to the plan and directed that it be submitted to stockholders for their re-approval at this year's annual meeting. If the stockholders now approve the Bonus Plan as thus amended, all amounts paid thereunder to senior executives in forthcoming periods, including at the end of 2001, will continue to be tax deductible to the company, generating substantial after-tax savings.

GENERAL DESCRIPTION OF THE PLAN

     The Bonus Plan has two components: a general feature and an executive feature. Under the general feature, a broad range of officers and employees of the company may be eligible for annual bonus payments at year-end if certain pre-determined performance targets are met for the year. The executive feature, which applies only to certain senior officers (essentially those officers listed in the Summary Compensation Table of the proxy statement), is similar in concept, except that the determination of the performance targets is less flexible than under the general feature, and the bonus amounts payable under the executive feature if the targets are met are subject to additional limitations. The Stock and Compensation Committee of the Board administers the plan, including both the general feature and the executive feature, and makes all discretionary determinations, including yearly performance targets, individuals eligible for awards if the targets are met, and (subject to limitations) the size of individual awards. In making determinations, the committee evaluates management's input and other relevant information.

PURPOSE

     The purpose of the Bonus Plan is to provide a meaningful incentive on an annual basis to all key employees of the company and its subsidiaries, including senior executives, and to motivate them to assist the company in achieving ambitious but realistic short-term goals. The plan concentrates on company-wide performance objectives but also includes, in select cases, consideration of operational department performance, so as to enable the committee to establish a program of internal incentives where it determines that this may be an effective way to motivate and reward performance.

GENERAL FEATURE

     The general feature of the Bonus Plan applies to all key employees selected to receive annual bonuses under the plan, other than the senior executives, who are covered under the executive feature. Individuals eligible to receive bonuses under the general feature are those employees of the company and its subsidiaries who are identified as having made substantial contributions to corporate achievement in the preceding year. In recent years, approximately 7.6% of the company's full-time employees have received annual bonuses under the general feature of the plan.

     Each year, the committee establishes general performance targets under the general feature, and if those targets are met, a bonus pool is formed and distributions are made to selected officers and employees. The overall size of the bonus pool is determined by the extent to which corporate performance exceeds the target levels. Individual distributions from the bonus pool may vary, depending upon individual performance and, in some cases, operational department achievements. In establishing performance targets under the general feature of the plan, the committee selects particular financial or performance criteria against which the company and, in some cases, its subsidiaries and operational departments are to be measured for that year, as well as the target threshold levels of performance for such criteria that will determine whether or not a bonus pool is funded that year. The committee may establish multiple target performance levels, with a progressively larger bonus pool if the higher levels are met. The committee also approves, by specific or categorical identification, those employees who will be entitled to participate in the general feature for any year.

     Under the general feature, following initial determination of performance criteria and thresholds, the committee continues to monitor actual corporate performance throughout the year, and may decide at any time before final year-end determinations are reached to adjust the earlier target levels as appropriate, taking into account, for example, any unusual or unanticipated corporate or industry-wide developments.

     In past years, the principal measure of corporate performance under the general feature of the Bonus Plan has been pre-tax earnings (net of extraordinary items). Additional measures that may be considered include, among other things, return on equity, return on assets, net interest income, and achievement of subsidiary or departmental budgets. The measures of performance eligible for selection under the executive feature are discussed below.

EXECUTIVE FEATURE

     The executive feature of the Bonus Plan was specifically created and has been structured so as to ensure that all amounts paid to senior executives under the plan are deductible to the company for federal income tax purposes. Senior executives who are eligible to receive their bonus payments under the executive feature are those executives included in the Summary Compensation Table in the proxy statement for that year. All modifications to the plan made this year by the Board and the committee pertain to the executive feature.

     The principal differences between the general feature of the plan and the executive feature are that (i) separate, more rigid performance targets are set under the executive feature for the senior executives, which may not be adjusted during the course of the year, and (ii) the maximum bonus amounts payable to the executives if those targets are met are determined under pre-established objective formulas, with only limited discretion permitted to the committee on such matters.

  Tax Law Provision Requiring Stockholder Approval

     Section 162(m) of the Internal Revenue Code provides that a publicly-traded company will not be permitted to deduct for federal income tax purposes any compensation in excess of $1 million paid by it in any one year to any "covered employee" of the company, subject to certain exceptions. "Covered employees" are essentially the senior executives, i.e., the officers listed in the Summary Compensation Table in the proxy statement. The annual compensation that is counted under the statute for purposes of determining whether the $1 million limit has been exceeded for a particular officer includes base salary and, in many cases, cash bonuses. However, various forms of compensation are exempt under Section 162(m), including performance-based compensation paid under stockholder-approved plans that meet certain criteria. The executive feature of the company's Bonus Plan has been structured to meet these criteria.

  Operation of the Executive Feature

     Under the executive feature of the Bonus Plan, no later than the 90th day of each calendar year, the committee establishes in writing the executive targets for that year. The executive targets are specified levels of performance for one or more financial measures for the year (e.g., earnings per share). The financial measures, in turn, are drawn from a limited number of financial measures specified in the plan. The committee need not establish a target level of performance for all of the permitted financial measures for each year. It may choose any one or more measures, as it deems appropriate. Once the committee selects one or more financial measures and establishes a target level of performance for that measure for the forthcoming year, these targets may not be adjusted during the remainder of the year. The financial measures selected by the committee under the plan's executive feature may be different from the measures selected under the general feature. The target levels of performance selected by the committee under the executive feature also may be different from the target levels selected under the general feature, even if the same financial measure is selected. The list of financial measures permitted for the executive feature are discussed further below.

     Under the executive feature, if at year-end any of the executive targets established by the committee has been met, the maximum amount payable to each of the executive officers under the Bonus Plan as a bonus for that year is determinable under a formula set forth in the plan. This formula is a specified percentage of the company's net income for the year (before bonus payments) as adjusted, and differs for each executive officer. The precise percentages for the officers and the definition of net income are discussed further, below.

  Recent Amendments

     The Bonus Plan as previously adopted and approved has been amended in minor respects by the Board and the committee this year.

     First, the plan as amended contains a revised list of financial measures from which the committee may choose in setting the executive targets on an annual basis. The revised list of measures is discussed below under "Financial Measures of Performance."

     Secondly, the formulas contained in the executive feature for the determination of maximum bonuses payable to individual executives if the executive targets are met for the year have been altered slightly. The basic formula for determination of bonuses is still a percentage of net income for the year, as adjusted, but some of the individual percentages for the executives have been adjusted. See the discussion under "Maximum Bonus Formulas," below.

  Financial Measures of Performance

     Under the plan as amended, the available financial measures are: (a) Earnings Per Share, (b) Return on Assets and (c) Return on Equity, all as defined below. Under the prior plan, the financial measures were Earnings Per Share and Stock Valuation.

     "Earnings Per Share" is defined as (x) the company's net income for the year, before the after-tax effect of any extraordinary items, the cumulative effect of accounting changes, or other nonrecurring items of income or expense including restructuring charges ("Adjusted Net Income") divided by (y) the average common shares outstanding on a fully-diluted basis. "Return on Assets" is defined as (x) the company's Adjusted Net Income for the year, divided by (y) the company's average total assets. "Return on Equity" is defined as (x) the company's Adjusted Net Income for the year, minus preferred stock dividends (but not common stock dividends) divided by (y) the company's average common stock equity.

  Maximum Bonus Formulas

     Bonuses are payable under the executive feature if and only if at least one of the executive performance targets for the year are met. Bonuses for the executives are subject to a maximum amount based on a specific objective formula for each officer, as described below. In determining the bonus amounts actually paid to the individual executives, the committee may pay less than these maximum amounts. Historically, the committee has approved and the company has paid annual bonuses to the senior executives substantially lower than the maximum bonuses payable under the formula. Over the past five years, the company has paid, on average, approximately 38% of the maximum bonuses that could have been paid to the executive officers under the plan, subject to variations on a case-by-case basis.

     For the company's Chief Executive Officer, the maximum bonus payable under the executive feature is 1.75% of "Net Income," as defined below. For the Chairman (if not the CEO) and any Vice Chairman, the maximum bonus is 1.167% of Net Income. For the Chief Financial Officer, the maximum is .75% of Net Income, and for any other executive officer in the Summary Compensation Table who the committee may include in the executive feature, the maximum is .50% of Net Income. The overall maximum bonus amount payable to all executive officers in the Summary Compensation Table under the Bonus Plan for any calendar year cannot exceed 4.375% of Net Income. Net Income for the purposes of these formulas is the net income of the company and its subsidiaries on a consolidated basis for the year, excluding the after-tax effect of extraordinary items, the cumulative effect of accounting changes, other non-recurring items of income or expense, including restructuring charges, and payment of bonus amounts under the executive feature. For 2000, Net Income as thus defined equaled $295,612,800.

  Certification

     Prior to making bonus payments under the executive feature in any year, the committee must certify in writing that at least one of the pre-established executive targets for the year was satisfied, and the committee meeting minutes must reflect this certification.

  Termination and Amendment of the Plan

     The Bonus Plan will continue unless and until terminated by the Board of Directors. The Board or, if the Board so authorizes, the committee may modify or amend the plan from time to time, provided that any such modification or amendment that would result in loss of tax deductibility for executive bonus payments if not approved by the stockholders must be approved by the stockholders. As noted above, the plan was amended this past year by the Board and the committee.

                           *     *     *     *     *

     The above description is a summary of the significant provisions of the amended Bonus Plan, including the executive feature. Stockholders may obtain a copy of the plan for their review upon request to Ms. Aurelie S. Graf, Vice President and Corporate Secretary, North Fork Bancorporation, Inc., 275 Broadhollow Road, Melville, New York 11747.

     Approval of the Bonus Plan, as amended, requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon. Dissenting votes give rise to no rights on the part of dissenting stockholders. See Questions 5 and 7 above in "General Voting Information" for more information.

     The Board of Directors believes re-approval of the Bonus Plan as amended will be in the best interest of the stockholders and, accordingly, recommends a vote "FOR" this proposal, which is ITEM 2 on the Proxy Card. Proxies received in response to the Board's solicitation will be voted "FOR" approval of the Bonus Plan as amended if no specific instructions are included therein for Item 2.

                           PROPOSALS BY STOCKHOLDERS

1. WHAT IF STOCKHOLDERS WISH TO SUBMIT PROPOSALS FOR INCLUSION IN OUR PROXY STATEMENT?

     If a stockholder wishes to have a particular proposal considered by the Board for inclusion in the company's proxy statement for an annual meeting, the stockholder must satisfy the requirements established by the Securities and Exchange Commission in its proxy rules. The particular proxy rule, Rule 14a-8, requires that stockholders submit their proposals in writing to the company at least 120 days before the anniversary date of the proxy statement mailing date for the prior year's annual meeting. Thus, stockholders who wish to submit proposals for inclusion in the company's proxy statement for next year's annual meeting (in 2002) must deliver such proposals to the Corporate Secretary on or before November 30, 2001. The notice must clearly identify the proposal, contain a brief supporting statement and all required information about the proposing stockholder, and otherwise meet the SEC's rule.

     Proposals should be addressed to: Ms. Aurelie S. Graf, Vice President and Corporate Secretary, North Fork Bancorporation, Inc., 275 Broadhollow Road, Melville, New York 11747.

2.  MAY STOCKHOLDERS RAISE MATTERS FOR CONSIDERATION AT THE MEETING?

     Yes, but only if certain conditions are met. Under our By-laws, stockholders wishing to bring a matter before the annual meeting must deliver a written notice to the Corporate Secretary at the address set forth above not less than 45 days nor more than 90 days before the anniversary date of the day that proxy materials were first mailed for the prior year's meeting. (There are special rules if the current year's meeting date is changed by more than 30 days from the prior year's meeting date). For the 2002 Annual Meeting of Stockholders, the written notice must be given not later than February 13, 2002, and not earlier than December 30, 2001.

     The stockholders' written notice must contain the stockholders' name and record address, a brief description of the proposal sought to be presented for a vote at the meeting, the number of shares of North Fork stock that is beneficially owned, and certain other information as specified in our By-laws. In addition, the stockholder submitting a proposal must be a record holder of our stock both on the day the written notice of the proposal is given and on the record date for the meeting. To obtain a copy of the relevant sections of the By-laws, please contact the Corporate Secretary at the address set forth above.

     The above rules apply only to matters that stockholders wish to raise themselves at an annual meeting. Stockholders who wish to have matters considered by us for inclusion in our proxy statement must comply with the rules set forth in Question 1 above.

3.  MAY A STOCKHOLDER SUBMIT A NOMINATION FOR DIRECTOR AT THE ANNUAL MEETING?

     Yes, the company's By-laws specify procedures for a stockholder to submit a nomination for director at the annual meeting of stockholders. To obtain a copy of the relevant sections of the By-laws, please contact the Corporate Secretary at the address set forth above.

                              INDEPENDENT AUDITORS

     KPMG LLP, Certified Public Accountants, were our independent auditors for the year ended December 31, 2000, and have also been selected to serve as auditors for 2001. Representatives of KPMG LLP are expected to be present at the meeting. They will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from stockholders.

                           HOUSEHOLDING OF MATERIALS

     In some instances, only one copy of this proxy statement is being delivered to multiple stockholders sharing an address, unless the company has received instructions from one or more of the stockholders to continue to deliver multiple copies. We will deliver promptly upon oral or written request a separate copy of the proxy statement to any stockholder at your address. If you wish to receive a separate copy of the proxy statement, you may call us at (631) 844-1252, or send a written request to Ms. Aurelie S. Graf, Vice President and Corporate Secretary, North Fork Bancorporation, Inc., 275 Broadhollow Road, Melville, New York 11747. If you have received only one copy of the proxy statement and wish to receive a separate copy for each stockholder in the future, you may call us at the telephone number or write us at the address listed above. Alternatively, stockholders sharing an address who now receive multiple copies of the proxy statement may request delivery of a single copy, also by calling us at the number or writing to us at the address listed above.

                                           By Order of the Board of Directors

                                       [/s/ Aurelie S. Graf]
                                                      AURELIE S. GRAF
                                               Vice President and Corporate
                                                         Secretary

Date: March 30, 2001

                                                                      APPENDIX A

                        NORTH FORK BANCORPORATION, INC.
                            AUDIT COMMITTEE CHARTER

     The Audit Committee is appointed by the Board of Directors (the Board) of North Fork Bancorporation, Inc. and subsidiaries (the Company) to assist the Board in fulfilling its oversight responsibilities. This Charter governs the operations of the Audit Committee (the Committee). The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors (the Board). The charter also shall be disclosed to the Company's stockholders, as part of the Company's annual meeting proxy statement or otherwise, as frequently as is required under applicable securities laws or regulations, including listing rules of the New York Stock Exchange (NYSE).

ORGANIZATION

- The Committee shall be appointed by the Board and shall meet the requirements of the NYSE.

- The Committee shall be comprised of three or more directors, as determined by the Board, each of whom shall be considered independent if they: (i) have no relationship that may interfere with the exercise of their independence from management and the Company and (ii) satisfy the requirements set forth in Rule 303.01(B)(3) of the NYSE.

- All committee members shall be financially literate and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the Board in fulfilling their oversight role relating to the Company's financial statements, the financial reporting process, and the systems of internal controls regarding finance, accounting and regulatory compliance. In discharging its oversight role, the Committee is empowered to investigate, under the supervision of its chairman, those matters appropriate to fulfilling its responsibilities, with unrestricted access to all books, records, facilities and personnel of the Company, the independent auditors, and the power to retain outside counsel, or other experts for this purpose at the Company's expense.

RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements and the external auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible to best react to changing conditions and circumstances.

     The scope of the Audit Committee's responsibility includes, but is not limited to, the following matters:

     - The Committee shall have a clear understanding with management and the external auditors that the external auditors are ultimately accountable to the Board and the Audit Committee.

     - The Committee shall have the ultimate authority and responsibility to evaluate, and where appropriate, the Committee shall have the authority and responsibility to recommend to the Board the discharge of the existing external auditors and the engagement of replacement external auditors. The Committee shall discuss with the external auditors: (i) the external auditors' independence from management and the Company and (ii) the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors.

     - The Committee shall have oversight of the internal audit function on behalf of the Board.

     - The Committee shall discuss with the internal auditors and the external auditors the overall scope and plans for their respective audits, including, but not limited to, the adequacy of staffing and compensation.

     - The Committee shall discuss with management, the internal auditors, and the external auditors (as applicable) the adequacy and effectiveness of the accounting and financial controls, including the results of relevant regulatory examinations.

     - The Committee shall meet separately with the internal auditors and the external auditors, with and without management present, to discuss the results of the respective auditors' examinations and management's response to their reports.

     - The Committee shall review with management and the external auditors the Company's quarterly financial results prior to the first public disclosure by press release or regulatory filing, of such quarterly results. The Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the external auditors under auditing standards generally accepted in the United States of America. The chair of the Committee may represent the entire committee for purposes of this review.

     - The Committee shall review with management and the external auditors the Company's annual audited financial statements prior to the first public disclosure, by press release or regulatory filing, of the annual financial results contained in such annual audited financial statements, including the auditors' judgment about the quality, not just acceptability of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements.

     - The Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the external auditors under generally accepted auditing standards.

     - The Committee shall review with bank management and the external auditors, the latter's assessment of the adequacy of internal controls required under the Federal Deposit Insurance Corporation Improvement Act of 1991, section 112 and review the basis of management's report issued under Part 363.2(b) of the FDIC Rules and Regulations.

     The Committee will prepare a report annually to be included in the Company's annual meeting proxy statement that fulfills the reporting requirements of Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A of the Securities Exchange Act of 1934.

                         NORTH FORK BANCORPORATION, INC.
                       ANNUAL INCENTIVE COMPENSATION PLAN
           (As Amended and Restated for Stockholder Approval in 2001)


1. NAME. The name of the Plan is the North Fork Bancorporation, Inc. Annual Incentive Compensation Plan (the "Plan").

2. BASIC FUNCTION. The Plan provides for payment of annual bonuses at year-end to senior executives and select key employees of North Fork Bancorporation, Inc. (the "Company") and its subsidiaries, depending upon the financial performance of the Company or subsidiaries or departments and the job performance of the individual employee in question. The Plan consists of two segments - the "Executive Feature," which applies to certain senior officers of the Company, and the "General Feature," which applies to other key employees of the Company and its subsidiaries. The payment of bonuses under either or both features for a particular year is determined by the actual performance of the Company or its subsidiaries against one or more pre-established financial goals or targets. Bonuses, if paid, are paid at year-end.

3. PURPOSE. The purpose of the Plan is to provide a meaningful incentive on an annual basis to senior executives and key employees of the Company and its subsidiaries, and to motivate them to assist the Company in achieving ambitious but realistic short-term goals. The Plan concentrates on Company-wide performance objectives but also includes, in select cases, consideration of operational department performance, where that may be an effective and appropriate way to motivate and reward performance. Individual bonus determinations are, in certain cases, also affected by individual job performance.

4. ADMINISTRATION. The Plan is administered by the Stock and Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee has sole authority to make all discretionary determinations under the Plan, including the specification of annual financial targets under both features of the Plan and the selection on a year-to-year basis of the senior officers who will be included in the Executive Feature of the Plan and the other key employees who will be included in the General Feature and the size of the bonuses they will receive. The Committee may delegate to senior management of the Company the power to make certain determinations under the General Feature of the Plan. For all purposes, the Committee may solicit recommendations and advice from senior management, Company advisors and representatives, and any outside parties it deems appropriate.

5. DURATION; ADOPTION. The Plan shall continue to be in effect unless and until terminated in accordance with Section 11. The Plan was initially adopted by the Board on July 18, 1994. Subsequently, the Plan was amended by the Committee, with the authorization of the Board, on March 11, 1996, and as thus amended was approved by the stockholders of the Company on April 23, 1996. The Plan was again amended by the Board and by the Committee, duly authorized, on March 1, 2001, and March 13, 2001, respectively. [Stockholder Approval.]

6. PARTICIPATION. Individuals participating in the Executive Feature of the Plan in any year shall be those senior officers of the Company designated by the Committee at the end of the year as participating therein. In making such determination, the Committee shall limit its selection to those senior officers of the Company ("Eligible Officers") whose compensation for such year is or may be subject to the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Generally, the senior officers of the Company subject to Section 162(m) of the Code in any year are the executive officers who are listed in the Summary Compensation Table in the Company's proxy statement for its annual meeting of stockholders for the ensuing year, provided such executive officers are employed by the Company on the last day of the subject year. Typically, the Committee will include in the Executive Feature for any year all Eligible Officers for such year, but bonuses need not be paid under the Executive Feature to all Eligible Officers in any year, even if the financial targets under the Executive Feature for such year have been met, and in appropriate cases the Committee may elect to include one or more Eligible Officers in the General Feature of the Plan for a given year, as opposed to the Executive Feature. No employee may receive bonuses under both the Executive Feature and the General Feature of the Plan in any year. Employees eligible to participate in the General Feature of the Plan in any year are those key employees of the Company not included in the Executive Feature who are identified as having made substantial contributions to corporate achievement during the year. Under either feature of the Plan, payment of a bonus to any individual in a given year shall not entitle such individual to any future bonus payment.

7. DESIGNATION OF ANNUAL FINANCIAL TARGETS. On a year-to-year basis, the Committee shall designate the financial target or targets for the Executive Feature of the Plan and shall designate or ratify the financial target or targets for the General Feature of the Plan. Designation of financial targets for either feature involves (i) identification of the particular measure or measures of financial performance that will be utilized for such feature for the year, and (ii) specification of target levels of performance under such measure(s), the achievement of which will result in bonus payments under the particular feature. Target levels of performance for particular financial measures may be expressed as absolute or average dollar amounts, percentages, changes in dollar amounts or percentage changes and may be expressed in comparison to peer group performance, provided any such peer group is identified with reasonable specificity. Selection of financial targets and payment of bonuses under the General Feature is further described in Section 9. Selection of financial targets and payment of bonuses under the Executive Feature is further described in
     Section 10.

8. INDIVIDUAL FACTORS. If the designated financial targets for the year have been met under either feature of the Plan, such that bonuses are to be paid thereunder, the precise amounts of the bonuses determined for individual participants may be influenced by individual factors, objective or subjective, including particular goals for the individual as well as his or her unique contributions to the Company or its subsidiaries.

9. GENERAL FEATURE. On an annual basis, the Committee shall designate or ratify a financial target or targets under the General Feature. Designation of such financial targets involves, first, the selection of one or more measures of financial performance that will be used for determination of bonus payments under the General Feature of the Plan and, second, the specification of a target level or levels of performance for each such designated measure. The measures of financial performance selected under the General Feature may include: stock price, earnings per share (with or without extraordinary items), net income (with or without extraordinary items), return on equity, return on assets, net interest income, net interest margin, net interest spread, levels of non-performing assets, total assets, operating expenses, other expenses, other income, loan income, fee income, and any sub-categories or ratios of or between any of the above, on a GAAP basis, tax-equivalent basis or any other regularly-utilized method of financial or regulatory accounting or presentation. Multiple measures of financial performance may be selected for any year and several graduated target levels of performance may be specified for any such measure. Measures of performance generally will be specified for the Company as a whole but may be specified for individual subsidiaries or operational departments or divisions. If measures of performance are established for entities or divisions other than the Company as a whole, the General Feature of the Plan will be sub-divided accordingly, with bonus determinations and covered participants to be determined on an entity-by-entity or divisional basis. Generally, financial targets for the General Feature will be designated initially in the first quarter of each calendar year. Under appropriate circumstances, any financial target thus designated may be modified later in the year, at the direction or with the approval of the Committee, provided that any target thus modified may be expected to continue to serve as a meaningful incentive to key employees throughout the remainder of the year. If one or more financial targets established for the General Feature are met in any year, a bonus pool for the General Feature will be funded at year-end, out of which awards will be made to those key employees selected to participate in the General Feature for that year. The size or maximum size of the bonus pool also may be established in advance, as an absolute dollar amount or expressed as a formula, and may vary depending upon the extent to which multiple financial targets may be met or exceeded. If a bonus pool is funded under the General Feature for any year, such pool need not be distributed in full.

10.  EXECUTIVE FEATURE.

          (I) DESIGNATION OF FINANCIAL TARGETS. On or before the ninetieth
     (90th) day of each calendar year, the Committee shall designate the financial target or targets for the Executive Feature of the Plan for the year. Once designated, the financial target or targets may not subsequently be amended or modified for the remainder of the year. The designation of the financial target or targets for the Executive Feature will involve, first, the selection of one or more measures of financial performance from among the permitted measures of financial performance for the Executive Feature designated in subsection 10(ii) below (the "Permitted Executive Measures"), and, second, the specification of a target level of performance for each such designated measure. The Committee need not utilize all of the Permitted Executive Measures in designating financial targets for the Executive Feature in any year. The financial targets for the Executive Feature designated by the Committee will be recorded in writing and retained by the Corporate Secretary in the Company's records as confidential information. Unless approved by the Committee, the financial targets for the Executive Feature for any year may not be disclosed to any person other than members of the Committee and the Board and the senior management of the Company, and their respective representatives and agents, provided that any individual to whom such information is disclosed must represent that he or she will treat the same as confidential information.

          (ii) PERMITTED EXECUTIVE MEASURES. The following measures of financial performance are the Permitted Executive Measures under the Executive
     Feature:

               (a) EARNINGS PER SHARE. Earnings Per Share under the Executive Feature shall equal (x) the Company's net income for the year, before the after-tax effect of any extraordinary items, the cumulative effect of accounting changes, or other nonrecurring items of income or expense including restructuring charges ("Adjusted Net Income") divided by (y) the average common shares outstanding on a fully-diluted basis.

               (b) RETURN ON ASSETS. Return on Assets under the Executive Feature shall equal (x) the Company's Adjusted Net Income for the year, divided by (y) the Company's average total assets, with the result expressed as a percentage.

               (c) RETURN ON EQUITY. Return on Equity under the Executive Feature shall equal (x) the Company's Adjusted Net Income for the year, minus preferred stock dividends (but not common stock dividends), divided by (y) the Company's average common stock equity, with the result expressed as a percentage.

          (III) PAYMENT OF BONUS AMOUNTS. If for any calendar year any of the performance targets established by the Committee under the Executive Feature has been met, bonuses may be paid to those Eligible Officers designated by the Committee for participation in the Executive Feature for such year. The amount of the bonus payable to each Eligible Officer designated to participate in the Executive Feature may not exceed the maximum bonus amount for such individual based on his or her office, as specified in subsection 10(iv) below ("Maximum Executive Bonus"), and the maximum amount payable to all Eligible Officers participating in the Executive Feature in any year may not exceed the maximum aggregate bonus amount specified in subsection 10(iv) below. In its discretion, the Committee may determine to pay individual Eligible Officers less than the maximum bonus amount payable to them as thus determined.

          (IV) MAXIMUM EXECUTIVE BONUSES. The Maximum Executive Bonus payable to each Eligible Officer under the Executive Feature, based on his or her position, is as follows:

               (a) CHIEF EXECUTIVE OFFICER. For the Chief Executive Officer, the Maximum Executive Bonus is .0175 of Adjusted Net Income, before payment of any bonuses under the Executive Feature.

               (b) CHAIRMAN; VICE CHAIRMAN. For the Chairman (if not the CEO) and for any Vice Chairman, the Maximum Executive Bonus is .01167 of Adjusted Net Income, before payment of any bonuses under the Executive Feature.

               (c) CHIEF FINANCIAL OFFICER. For the Chief Financial Officer, the Maximum Executive Bonus is .0075 of Adjusted Net Income, before payment of any bonuses under the Executive Feature.

               (d) OTHER ELIGIBLE OFFICERS. For any other Eligible Officer designated by the Committee for participation in the Executive Feature in any year, the Maximum Executive Bonus is .005 of Adjusted Net Income, before payment of any bonuses under the Executive Feature.

The maximum aggregate bonus amount payable to all Eligible Officers participating in the Executive Feature in any year is .04375 of Adjusted Net Income, before payment of any bonuses under the Executive Feature.

          (V) CERTIFICATION. Before payment of any bonus amounts under the Executive Feature in any year, the Committee shall certify in writing that one or more of the selected financial targets under the Executive Feature for that year has been met, and the minutes of the Committee actions shall reflect such certification.

11. TERMINATION; AMENDMENT. The Plan may be terminated at any time by the Board in its sole discretion. The Plan may be amended from time to time by the Board or, if and to the extent that the Board delegates the power to amend the Plan to the Committee, by the Committee, provided that any amendment of the Plan which, if effected without the approval of the stockholders of the Company, would result in potential loss of the exemption from federal income taxation under Section 162(m) of the Code for certain amounts payable under the Executive Feature but would not result in such loss if approved by the stockholders, will not become effective unless and until approved by the stockholders.

12. LIMITATION ON BONUS AMOUNTS. Notwithstanding any other provision of the Plan, total amounts payable as bonuses under the Plan for any calendar year, including under both the General Feature and the Executive Feature, may not exceed the threshold limitation on such payments specified in
     Section 402.08(B)(13)(a) of the rules of the New York Stock Exchange, Inc. (the "NYSE"), regarding the ability of NYSE member organizations to vote proxies on certain remuneration plans without specific instructions from beneficial owners, as such Section may be amended from time to time and be interpreted by the NYSE (which Section currently establishes as the threshold limitation an amount equal to 10 percent of the Company's average annual net income before taxes for the preceding five years).

13. GOVERNING LAW. The Plan shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware.

                        NORTH FORK BANCORPORATION, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                  MAY 1, 2001


                    The undersigned stockholder(s) of North Fork Bancorporation,
                    Inc., a Delaware corporation (the "Company"), hereby
                    appoint(s) James H. Rich, Jr., and Alma T. Suter, and each
[PROXY]             of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full power of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company that the undersigned is
                    entitled to vote at the Annual Meeting of Stockholders of
[BLACK BAR]         the Company to be held at the Wyndham Windwatch Hotel, 1717
                    Vanderbilt Motor-Parkway, Hauppauge, New York 11788 at 10:00 a.m. on Tuesday, May 1, 2001, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals and any other matters coming before said meeting:

1. Election of Directors to the Board
   of Directors for terms to expire at the                  (CHANGE OF ADDRESS)
   2004 Annual Meeting of Stockholders                     _____________________
   Nominees: 01. James F. Reeve, 02. George H. Rowsom,     _____________________
   03. Dr. Kurt R. Schmeller, 04. Raymond W. Terry, Jr.    _____________________
   (Check one box only for all nominees)                          (Over)

2. The approval of the Annual Incentive Compensation Plan, as amended, to ensure that amounts payable to top executives thereunder will continue to be tax deductible to North Fork.

This proxy will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR proposals 1 and 2, and in the discretion of the proxies on such other matters as may properly come before the annual meeting or any adjournments or postponements thereof to the extent permitted under applicable law.


                                                              [SEE REVERSE SIDE]
________________________________________________________________________________
                             *FOLD AND DETACH HERE*

     First Chicago Trust Company of New York as Transfer Agent for North Fork Bancorporation, Inc. is now able to deposit your quarterly dividend check directly into your checking or savings account.

     Direct Deposit's main benefit to you is knowing that your dividends are in your account on the payable date - no more waiting for the check to arrive in the mail - no more waiting in bank lines to deposit the check - the deposit is made automatically for you.

     If you would like to learn more about DIRECT DEPOSIT and how you can join, or to enroll in our DIVIDEND REINVESTMENT PLAN, please call 1-800-317-4445.

     Please mark your
[X]  votes as in this
     example.


This proxy when properly executed will be voted in the manner directed herein and in the discretion of the proxy holders on all other matters properly coming before the meeting. If no direction is made, this proxy will be voted FOR all of the Board of Directors' nominees and FOR Proposal 2.

--------------------------------------------------------------------------------
        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
--------------------------------------------------------------------------------
                         FOR       WITHHELD          01. James F. Reeve
  1. Election of                                     02. George H. Rowsom
     Directors                                       03. Dr. Kurt R. Schmeller
     (see reverse)                                   04. Raymond W. Terry, Jr.


For, except vote withheld from the
  following nominee(s):

----------------------------------


  2. The approval of the Annual         FOR     AGAINST     ABSTAIN
     Incentive Compensation Plan,       [ ]       [ ]         [ ]
     as amended, to ensure that
     amounts payable to top
     executives thereunder will
     continue to be tax deductible to
     North Fork.
-------------------------------------------------------------------
                          SPECIAL ACTIONS
-------------------------------------------------------------------
  I WILL ATTEND THE ANNUAL MEETING.  [ ]      CHANGE OF     [ ]
                                              ADDRESS ON
                                              REVERSE SIDE

  DO NOT MAIL ME FUTURE ANNUAL REPORTS. ANOTHER             [ ]
  HOUSEHOLD MEMBER RECEIVES ONE.
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Receipt of the Notice of Annual Meeting of Stockholders and
accompanying Proxy Statement is hereby acknowledged.

NOTE: Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate proxies should be signed by an authorized officer.


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                        NORTH FORK BANCORPORATION, INC.

                         PROXY VOTING INSTRUCTION CARD

Your vote is important. Casting your vote in one of the three ways described on this instruction card votes all common shares of North Fork Bancorporation, Inc. that you are entitled to vote.

Please consider the issues discussed in the proxy statement and cast your vote by:


[COMPUTER      *Accessing the World Wide Web site http://www.eproxyvote.com/nfb
  ICON]         to vote via the Internet.


[PHONE         *Using a touch-tone telephone to vote by phone toll free from
 ICON] the U.S. or Canada. Simply dial 1-877-779-8683 and follow the instructions. When you are finished voting, your vote will be confirmed and the call will end.

[ENVELOPE      *Completing, dating, signing and mailing the proxy card in the
  ICON] postage-paid envelope included with the proxy statement or sending it to North Fork Bancorporation, Inc., c/o First Chicago Trust Company, a Division of EquiServe, P.O. Box 8028, Edison, New Jersey 08818-8028.

You can vote by phone or via the internet until 12:00 midnight, E.D.T. April 30, 2001. You will need the control number printed at the top of this instruction card to vote by phone or via the Internet. If you do so, you do not need to mail in your proxy card.